EXHIBIT 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 05-05

XTO ENERGY ANNOUNCES RECORD PRODUCTION,

CASH FLOW AND EARNINGS FOR 4Q AND 2004

FORT WORTH, TX (February 9, 2005) – XTO Energy Inc. (NYSE-XTO) today reported record fourth quarter 2004 natural gas production of 916 million cubic feet (Mmcf) per day, up 24% year over year, record oil production of 33,494 barrels per day, a 161% increase from the prior year, and record natural gas liquids production of 8,628 barrels per day, a 32% increase from fourth quarter 2003. Earnings for fourth quarter 2004 were a record $173.9 million, or 67 cents per share, compared with fourth quarter 2003 earnings of $61.9 million, or 27 cents per share. Fourth quarter 2004 earnings include the effects of a derivative fair value loss and non-cash incentive compensation. Excluding these items, the Company’s earnings were $178.7 million, or 69 cents per share. Comparable fourth quarter 2003 earnings were $90.6 million, or 39 cents per share. Operating cash flow, defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense, was a record $401.5 million or $1.54 per share, up 73% from prior year fourth quarter operating cash flow of $231.5 million or $1.00 per share. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures.

“These strong results highlight another banner year. XTO Energy today combines the dynamics of a growth company with the financial firepower of a large-cap enterprise, yielding exceptional performance and visible growth for the future,” noted Bob R. Simpson, Chairman and Chief Executive Officer. “The Company’s ongoing operational success during the year expanded our multi-year drilling inventory in each key basin. The 2004 producing property acquisitions of almost $2 billion have set the stage for both strong economic returns and a new tier of development opportunities. With a 21 to 23% production growth target, a new growth area in the Barnett Shale and substantial free cash flow, the outlook for 2005 is, once again, exciting.”

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XTO Energy Announces Record Production, Cash Flow and Earnings for 4Q and 2004

“Even as XTO gets larger, the Company’s upsides continue to expand,” stated Steffen E. Palko, Vice Chairman and President. “Our unwavering commitment to the XTO process – acquiring quality long-lived properties, working the rock to generate upsides and drilling at a measured pace – has built a solid reserve base with robust margins and visible growth. The Company is well-positioned for continued prosperity.”

Total revenues for fourth quarter 2004 were $600.7 million, an 81% increase over fourth quarter 2003 revenues of $331.9 million. Operating income for the quarter was $310.8 million, a 173% increase over fourth quarter 2003 operating income of $113.7 million.

The average gas price for the quarter was $5.31 per thousand cubic feet (Mcf), 28% higher than the fourth quarter 2003 average price of $4.16 per Mcf. The fourth quarter average oil price increased 42% to $41.14 per barrel from the fourth quarter 2003 average price of $28.98 per barrel. Natural gas liquids prices averaged $31.04 per barrel for the quarter, a 49% increase from the 2003 fourth quarter average price of $20.78.

For the year, the Company reported record net income of $507.9 million, or $2.03 per share, compared with earnings of $288.3 million or $1.28 per share for 2003. Earnings for the year include the effects of a derivative fair value loss, non-cash incentive compensation and a special one-time bonus paid in the second quarter. Excluding these items, 2004 earnings were $2.33 per share, compared to similarly adjusted earnings of $1.43 per share in 2003. Operating cash flow in 2004 was a record $1.29 billion, or $5.15 per share, up 62% from the prior year level of $792.3 million, or $3.53 per share. Total revenues for 2004 were $1.95 billion, a 64% increase from revenues of $1.19 billion for 2003. Operating income for the year was $919.3 million, an 83% increase from $501.7 million for 2003. See the last page of this release for further explanation and reconciliation of these non-GAAP financial measures.

Gas production for the year was a record 835 Mmcf per day, up 25% from 2003 daily production of 668 Mmcf. Oil production for 2004 averaged a record 22,696 barrels per day, a 75% increase from 2003 production of 12,943 barrels per day. Natural gas liquids production for 2004 was a record 7,484 barrels per day, a 16% increase from 2003 production of 6,463 barrels per day.

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XTO Energy Announces Record Production, Cash Flow and Earnings for 4Q and 2004

The average gas price for 2004 was $5.04 per Mcf, up 24% from the 2003 average price of $4.07 per Mcf. The average oil price for the year was $38.38 per barrel, a 34% increase from the 2003 average price of $28.59 per barrel. Natural gas liquids averaged $26.44 per barrel, or 32% higher than the 2003 average of $19.99 per barrel.

* * *

XTO Energy Inc. is a premier domestic energy producer engaged in the acquisition, exploitation and development of quality, long-lived oil and natural gas properties. The Company, whose predecessor companies were established in 1986, completed its initial public offering in May 1993. Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska, Utah and Louisiana.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President & CFO	Senior Vice President - Investor Relations
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s fourth quarter 2004 earnings and operational review conference call will be broadcast live via Internet webcast at 4:00 P.M. ET (3:00 P.M. CT) on Wednesday, February 9, 2005. The webcast can be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to future growth and performance, drilling inventory, economic returns, development opportunities, production growth targets, cash flow, shareholder value, reserve base, margins and future prosperity are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, ability to acquire properties that meet our objectives, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and technical personnel, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third-parties and failure to close pending acquisitions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

(tables follow)

XTO ENERGY INC.

(in thousands, except production, per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(Unaudited)
Consolidated Income Statements
REVENUES

Gas and natural gas liquids	$472,289	$294,742	$1,613,135	$1,040,370
Oil and condensate	126,762	34,256	318,800	135,058
Gas gathering, processing and marketing	3,625	3,344	18,380	12,982
Other	(2,018)	(488)	(2,714)	1,145

Total Revenues	600,658	331,854	1,947,601	1,189,555

EXPENSES

Production	76,658	46,189	245,892	164,864
Taxes, transportation and other	56,073	28,309	174,007	104,654
Exploration (a)	4,904	946	10,513	1,811
Depreciation, depletion and amortization	125,162	79,786	406,749	284,006
Accretion of discount in asset retirement obligation	2,374	1,459	7,592	5,330
Gas gathering and processing	1,350	2,229	6,586	9,350
General and administrative	18,386 (b)	57,022 (c)	165,092 (b)	107,675 (c)
Derivative fair value loss (d)	4,973	2,192	11,889	10,201

Total Expenses	289,880	218,132	1,028,320	687,891

OPERATING INCOME	310,778	113,722	919,281	501,664

OTHER INCOME (EXPENSE)

Gain on distribution of royalty trust units (e)	—	—	—	16,216
Loss on extinguishment of debt (f)	—	—	—	(9,601)
Interest expense, net (g)	(28,490)	(16,534)	(93,661)	(63,769)

Total Other Expense	(28,490)	(16,534)	(93,661)	(57,154)

INCOME BEFORE INCOME TAX AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	282,288	97,188	825,620	444,510

INCOME TAX

Current	23,516	(9,670)	45,066	294
Deferred	84,897	44,950	272,672	157,715

Total Income Tax Expense	108,413	35,280	317,738	158,009

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	173,875	61,908	507,882	286,501

Cumulative effect of accounting change, net of tax (h)	—	—	—	1,778

NET INCOME	$173,875	$61,908	$507,882	$288,279

EARNINGS PER COMMON SHARE

Basic	$0.67	$0.27	$2.03	$1.28

Diluted	$0.66	$0.26	$2.02	$1.27

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

Basic	260,338	232,073	249,680	224,749

Diluted	262,085	234,893	251,761	227,814

Average Daily Production
Gas (Mcf)	915,905	738,053	834,572	668,436
Oil (Bbls)	33,494	12,850	22,696	12,943
Natural Gas Liquids (Bbls)	8,628	6,528	7,484	6,463

Average Sales Prices (i)
Gas (per Mcf)	$5.31	$4.16	$5.04	$4.07
Oil (per Bbl)	$41.14	$28.98	$38.38	$28.59
Natural Gas Liquids (per Bbl)	$31.04	$20.78	$26.44	$19.99

(continued)

XTO ENERGY INC. (continued)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(Unaudited)
Consolidated Statement of Cash Flows Data
Net Income	$173,875	$61,908	$507,882	$288,279
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	125,162	79,786	406,749	284,006
Accretion of discount in asset retirement obligation	2,374	1,459	7,592	5,330
Non-cash incentive compensation	2,873	41,899	67,184	53,123
Deferred income tax	84,897	44,950	272,672	157,715
Cumulative effect of accounting change, net of tax	—	—	—	(1,778)
Non-cash derivative fair value loss	1,077	2,458	6,652	10,771
Loss on extinguishment of debt	—	—	—	9,601
Gain on distribution of royalty trust units	—	—	—	(16,216)
Other non-cash items	6,359	(1,945)	6,366	(386)
Changes in operating assets and liabilities	(37,539)	(36,005)	(58,205)	3,736

Cash Provided by Operating Activities	$359,078	$194,510	$1,216,892	$794,181

	December 31, 2004	December 31, 2003
Consolidated Balance Sheet Data

Cash and cash equivalents	$9,700	$6,995

Current Assets	$436,965	$261,163
Less:
Derivative fair value (j)	14,713	11,351
Deferred income tax benefit (j)	22,613	32,455

Current Assets, excluding derivative fair value and deferred income tax benefit	$399,639	$217,357

Net Property and Equipment	$5,624,378	$3,312,067

Total Assets	$6,110,372	$3,611,134

Current Liabilities	$500,966	$320,557
Less - Derivative fair value (j)	75,534	96,653

Current Liabilities, excluding derivative fair value	$425,432	$223,904

Long-term Debt	$2,042,732	$1,252,000

Total Stockholders’ Equity	$2,599,373	$1,465,642
Add - Accumulated other comprehensive loss (j)	28,882	53,241

Total Stockholders’ Equity excluding accumulated other comprehensive loss	$2,628,255	$1,518,883

(continued)

XTO ENERGY INC. (continued)

(a)	Primarily includes geological and geophysical costs.

(b)	Includes stock-based incentive compensation of $2.9 million for the three-month 2004 period and $89.5 million for the year 2004 (including $22.3 million cash compensation related to cash-equivalent performance shares).

The year 2004 also includes a special one-time bonus of $11.7 million relating to the Company’s $1.4 billion of acquisitions from ChevronTexaco and ExxonMobil.

(c)	Includes non-cash incentive compensation of $41.9 million for the three-month 2003 period and $53.1 million for the year 2003.

(d)	Reflects the change in fair value of derivative financial instruments not providing effective hedges.

(e)	Gain upon distribution of Cross Timbers Royalty Trust units to common stockholders.

(f)	Reflects loss on redemption of the Company’s 8¾% senior subordinated notes.

(g)	Net of capitalized interest of $0.7 million in the three-month 2004 period and $0.4 million in the three-month 2003 period, and net of capitalized interest of $2.6 million in 2004 and $2.2 million in 2003.

(h)	Gain upon initial adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of January 1, 2003.

(i)	Average sales prices include realized gains and losses on effective hedge derivatives.

(j)	These adjustments are made to current assets, current liabilities and stockholders’ equity because these items are recorded based on estimated derivative fair values and resulting unrealized gains and losses. Realized gains and losses will be based on commodity prices when related future production occurs. Net assets and equity to be recorded when future production occurs are not included in the balance sheet.

(continued)

XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

•	Items excluded generally are one-time items, or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2004	2003	2004	2003
Net income	$173,875	$61,908	$507,882	$288,279

Adjustments, net of tax:
Non-cash incentive compensation	1,767	27,234	55,473	34,530
Non-cash contingency gain	—	—	—	(1,137)
Derivative fair value loss	3,058	1,425	7,371	6,631
Gain on distribution of royalty trust units	—	—	—	(10,540)
Loss on extinguishment of debt	—	—	—	6,241
Cumulative effect of accounting change	—	—	—	(1,778)
Special acquisition-related bonus (non-deductible for tax)	—	—	11,734	—

Adjusted earnings	$178,700	$90,567	$582,460	$322,226

Adjusted earnings per share - basic	$0.69	$0.39	$2.33	$1.43

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•	Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•	Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

The following reconciles cash provided by operating activities, the GAAP cash flow statistic, to operating cash flow:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
(Unaudited)	2004	2003	2004	2003
Cash Provided by Operating Activities	$359,078	$194,510	$1,216,892	$794,181

Changes in operating assets and liabilities	37,539	36,005	58,205	(3,736)
Exploration expense	4,904	946	10,513	1,811

Operating Cash Flow	$401,521	$231,461	$1,285,610	$792,256

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